Exhibit 1A-2B

State of Delaware Secretary of State Division of Corporations Delivered 11:35 AM 06/15;2017 FILED 11:35 AM 06/15/2017 SR 20174770591 - File Number5979246 STATE OF DELAWARE CERTIFICATE OF AMENDMENT Name of Limited Liability Company: CM WAREHOUSE SOLUTIONS LLC 2. The Certificate of Formation of the limited liability company is hereby amended as follows: IN WITNESS WIIEREOF, the undersigned have executed this Certificate on the 15th day of June AD, 2017 Authorized Person(s) Name: John G. Anderson Print or Type z • d eet:o unr